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                                                                 EXHIBIT 10.42


[THE FIRST MARBLEHEAD                       THE FIRST MARBLEHEAD CORPORATION
CORPORATION LOGO]
                                            30 Little Harbor
                                            Marblehead, Massachusetts 01945
                                            TEL. 781.639.2000 or 800.895.4283
                                            FAX 781.639.4583
                                            E-MAIL gate@gateloan.com

Mr. Ralph James
Mostyn Street                               Park Avenue Atrium
Swampscott, Massachusetts                   237 Park Avenue, 21st Floor
                                            New York, New York 10017
Dear Ralph:                                 TEL. 212.551.3650 FAX 212.551.1781

Each of us has been more pleased with the contributions which you have made to First Marblehead since you joined the firm in the Fall of 1996. In partial recognition, we would be pleased to take the following action.

As you know, we have recently purchased 31,788 additional shares of FMC common stock (the Stock) at $20. per share. Robert James advanced the $635,760 necessary to do so, in partnership with us. Our arrangement with Bob is that, upon the sale of the Stock, he will be entitled to the sale proceeds up to a sale price of $30 per share. The balance of the sale proceeds, if any, will be divided 50% to Bob and 50% to one of us. Our agreement with Bob contemplates that we may assign all or part of our interest to a third party.

By this letter, we are confirming to you that each of us is assigning one half of our remaining interest in the upside value of the Stock to you. As an example, if the Stock were sold for $40 per share, Bob would be entitled to the first $30 plus 50% of the balance, or a total of $35. The remaining $5 would be split, $2.50 to you and $2.50 to one of us.

We look forward with great confidence to a productive business future and to your ongoing partnership with us.


Respectfully,

/s/ Stephen Anbinder
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Stephen Anbinder


/s/ Daniel Maxwell Meyers
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Daniel Maxwell Meyers


cc: R. Hoffman, Esq.